Exhibit 10.23

BRANDIN COURT PARTNERS, LLC

AMENDED AND RESTATED STANDARD NNN LEASE

WITNESSETH

This Amended and Restated Standard NNN Lease (the “Lease”) is entered into by and between Brandin Court Partners, LLC, a California Limited Liability Company (“Landlord”), and 3PAR Inc., a Delaware Corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant previously entered into that certain, Standard NNN Lease, dated as of August 17, 2007 (the “Original Lease”), regarding the lease by Tenant from Landlord of the property commonly known as 5070 Brandin Court, Fremont, California (the “5070 Premises”);

WHEREAS, Landlord is also the owner of that certain property commonly known as 5020 Brandin Court, Fremont, California (the “5020 Premises”), which property is located immediately adjacent to the 5070 Premises;

WHEREAS, First International Computer of American, Inc., a California corporation (“FICA”), is the current tenant of the 5020 Premises under a lease with Landlord (the “FICA Lease”) that will expire on or about July 6, 2009;

WHEREAS, FICA and Landlord desire to terminate early the FICA Lease pursuant to a separate agreement between Landlord and FICA to be entered into concurrent with this Lease; and

WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease to provide for the inclusion of the 5020 Premises and to provide for such additional terms and conditions related to Tenant’s lease of the 5020 Premises from Landlord.

NOW, THEREFORE, in consideration of the payment of rents and the performance of covenants herein set forth by Tenant, Landlord does hereby lease to Tenant and Tenant accepts the Premises described below subject to the agreements herein contained.

1. BASIC LEASE TERMS.

1.1	EFFECTIVE DATE:	October 16, 2008

1.2	TENANT:	3PAR Inc., a Delaware Corporation

	Address (of the Premises):	5020 and 5070 Brandin Court
Fremont, California 94538
Tel: _________________
Fax: _________________

	Address (for Notices):	4209 Technology Drive, Fremont Ca 94538

1.3	LANDLORD:	Brandin Court Partners, LLC

	Address (for Notices):	11828 La Grange Avenue
Los Angeles, California 90025 Attn: Keith M. Wolff
Tel: 310-625-8184
Fax: 603-720-8057
Email: kwolff@wolffurban.com

1.4	TENANT’S USE:	Office, manufacturing, and warehouse of electronic, computer or medical equipment, products, devices or software and related uses.

1.5	BUILDING:	76,599 Rentable Square Feet in the building located at 5020 Brandin Court (the “5020 Building”) and 56,257 Rentable Square Feet in the building located at 5070 Brandin Court (the “5070 Building”)

1.6	PREMISES AREA:	The 5020 Building, the 5070 Building, and related parking areas

1.7	BUSINESS PARK:	132,856 Rentable Square Feet

1.8	INSURING PARTY:	Landlord is the “Insuring Party” unless otherwise stated herein.

1.9	TERM (inclusive):	Commencement Date for the 5020 Premises: the later of (i) the date on which Landlord delivers possession of the 5020 Premises in the condition required hereunder and (ii) January 1, 2009 (the “5020 Commencement Date”)

Commencement Date for the 5070 Premises: August 1, 2007 (the “5070 Commencement Date”)

Expiration Date: December 31, 2012

Number of Months Remaining as of the Effective Date: approximately [50]

1.10	% OF BUSINESS PARK:

From the 5070 Commencement Date until the 5020 Commencement Date: 42.3% (56,257 sq. ft. / 132,856 sq. ft.);

From the 5020 Commencement Date until the Expiration Date: 100% (132,856 sq. ft. / 132,856 sq. ft.)

1.11	PARKING SPACES:	All spaces in the Business Park.

1.12	BASE RENT ADJUSTMENT:

The step adjustment provisions of ¶4.2 apply for the periods shown below:

	Periods (inclusive)	Monthly Base Rent

	03/01/08 - 12/31/08	$17,439.67 per month ($0.00 per sq. ft. in the 5020 Building and $0.31 per sq. ft. in the 5070 Building)

	01/01/09 - 06/30/09	$19,689.95 per month ($0.00 per sq. ft. in the 5020 Building and $0.35 per sq. ft. in the 5070 Building)

	07/01/09 - 12/31/09	$56,457.47 per month ($0.48 per sq. ft. in the 5020 Building and $0.35 per sq. ft. in the 5070 Building)

	01/01/10 - 12/31/10	$61,927.44 per month ($0.50 per sq. ft. in the 5020 Building and $0.42 per sq. ft. in the 5070 Building)

	01/01/11 - 12/31/11	$65,709.70 per month ($0.52 per sq. ft. in the 5020 Building and $0.46 per sq. ft. in the 5070 Building)

	01/01/12 - 12/31/12	$69,491.96 per month ($0.54 per sq. ft. in the 5020 Building and $0.50 per sq. ft. in the 5070 Building)

1.13	SECURITY DEPOSIT:	$123,498.68 ($41,362.78 for the 5020 Premises and $82,135/22 for the 5070 Premises).

1.14	GUARANTORS:	None

1.15	BROKER(S):	CB Richard Ellis represents the Landlord. The Landlord shall pay CB Richard Ellis a lease commission per separate agreement.

1.16	EXHIBITS:	Exhibits lettered “A” through “D” are attached hereto and made a part hereof.

2. PREMISES, PARKING AND COMMON AREAS.

2.1 Premises. The 5020 Premises and the 5070 Premises are collectively referred to herein as the “Premises”. The Premises, the 5020 Building, the 5070 Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the “Business Park” as described in ¶1 and Exhibit A. Landlord hereby leases to Tenant and Tenant leases from

Landlord for the Term (as defined below), at the rental, and upon all of the conditions set forth herein, the Premises, including rights to the Common Areas as hereinafter specified. Subject to any additional work Landlord has agreed therein to do, Tenant hereby accepts the 5020 Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the 5020 Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that Tenant accepted the 5070 Premises in the condition existing as of the date of the mutual execution of the Original Lease, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the 5070 Premises, and accepted the Original Lease subject thereto and to all matters disclosed thereby and by any exhibits attached thereto. Notwithstanding the foregoing, Landlord warrants that: (i) the 5070 Premises was in good and clean operating condition and repair as of the 5070 Commencement Date; (ii) the lights, doors, electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the 5070 Premises and the 5070 Building were in good operating condition and repair as of the 5070 Commencement Date; (iii) the roof of the 5070 Building was in good condition and water tight as of the 5070 Commencement Date; and (iv) to Landlord’s knowledge (without duty of investigation or inquiry), the 5070 Building complies with all applicable laws, rules, regulations, codes, ordinances, underwriter’s requirements, covenants, conditions and restrictions (collectively, “Laws”) as of the 5070 Commencement Date; provided, however, that Landlord make no representation or warranty herein regarding the condition of any of the foregoing as they may apply to the 5070 Premises for the period following the 5070 Commencement Date. Further notwithstanding the foregoing, Landlord warrants that (a) the 5020 Premises will be in good and clean operating condition and repair as of the 5020 Commencement Date; (b) the lights, the doors, electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the 5020 Premises and the 5020 Building will be in good operating condition and repair as of the 5020 Commencement Date; (c) the roof of the 5020 Building will be in good condition and water tight as of the 5020 Commencement Date; and (d) to Landlord’s knowledge (without duty of investigation or inquiry) the 5020 Premises and 5020 Building comply with all applicable Laws as of the 5020 Commencement Date. The foregoing warranties do not apply to the use to which Tenant has or will put the Premises, modifications which may be required by the ADA or similar laws as a result of Tenant’s use, or to any Alterations made or to be made by Tenant. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with the foregoing warranty at Landlord’s sole cost and expense; provided, however, if Tenant does not give Landlord written notice of a non-compliance with said warranty within 180 days after the 5020 Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense. Tenant agrees with the square footage specified for the Premises in ¶1 and will not hereafter challenge such determination and agreement. The rental payable by Tenant pursuant to this Lease is not subject to revision in the event of any discrepancy in the rentable square footage for the Premises.

2.2 Vehicle Parking. So long as Tenant is not in default (after applicable notice and cure periods, if any), and subject to the Rules and Regulations attached hereto as Exhibit B, and as reasonably established by Landlord from time to time, Tenant shall be entitled to use the number of parking spaces set forth in ¶1. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the Rules and Regulations then in effect (after applicable notice and cure periods, if any), then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

2.3 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Business Park that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Business Park and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

2.4 Common Areas - Rules and Regulations. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto as Exhibit B with respect to the Business Park and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord or such other person as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce said rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants, their agents, employees and invitees. Landlord shall, however, enforce all rules and regulations non-discriminatorily.

2.5 Building and Common Areas - Changes. Landlord shall have the right, in Landlord’s reasonable discretion, from time to time:

2.5.1 To make changes to the Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways so long as Tenant’s use and occupancy is not unreasonably impaired thereby;

2.5.2 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

2.5.3 To designate other land and improvements outside the boundaries of the Business Park to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Business Park;

2.5.4 To add additional buildings and improvements to the Common Areas;

2.5.5 To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Business Park or any portion thereof; and

2.5.6 To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Business Park as Landlord may, in the exercise of sound business judgment deem to be appropriate so long as Tenant’s use and occupancy, access, and parking is not unreasonably impaired thereby. In exercising all such rights, Landlord shall use reasonable efforts to minimize any disruption to Tenant and shall use reasonable efforts to comply with Tenant’s reasonable security measures and operating procedures.

2.6 Acceptance; Quiet Enjoyment. Landlord represents that it is the fee simple owner of the Business Park and has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease. Tenant covenants that it will not interfere with other tenants’ quiet enjoyment of their premises.

3. TERM. The term (“Term”) of this Lease shall be as follows: (i) with respect to the 5070 Premises, the period that commenced at 12:01 a.m. on the 5070 Commencement Date and expires at 11:59 p.m. on the Expiration Date; and (ii) with respect to the 5020 Premises, the period that commences at 12:01 a.m. on the 5020 Commencement Date and expires at 11:59 p.m. on the Expiration Date. The parties acknowledge that Landlord has delivered possession of the 5070 Premises to Tenant and Tenant has accepted such delivery.

4. RENT.

4.1 Base Rent. Tenant shall pay Landlord in lawful money of the United States, without notice, demand, offset or deduction (except as otherwise expressly provided herein), rent in the amount(s) set forth in ¶1 which shall be payable in advance on the first day of each and every calendar month (“Base Rent”). Unless otherwise specified in writing by Landlord, all installments of Base Rent shall be payable to Brandin Court Partners LLC (11828 La Grange Ave, Los Angeles, CA 90025). Base Rent for any partial month at the beginning or end of this Lease will be prorated in accordance with the number of days in the subject month.

For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Base Rent provided herein to the periods which correspond to the actual Base Rent payments as provided under the terms and conditions of this Agreement.

4.2 Step Increase. The Base Rent shall be increased periodically to the amounts and at the times set forth in ¶1.

4.3 Rent Without Offset and Late Charge. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever (except as otherwise expressly provided in this Lease). All Rent shall be paid in lawful currency of the United States of America. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent is not received by Landlord within five (5) days of its due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue payment; provided, however, Landlord shall not impose a late charge unless Tenant has been past due on such payment of Rent more than once in any 12 month period. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums shall bear interest from the due date thereof at the lesser of ten percent (10%) per annum or the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and after the third such returned payment for the remainder of the Term hereof, Landlord may require Tenant to pay all future payments of Rent or other sums due by cashier’s check.

4.4 Intentionally Deleted.

4.5 Rent. The term “Rent” as used in this Lease shall refer to Base Rent, Real Property Taxes, Operating Expenses, Security Deposit(s), Insurance Costs, repairs and maintenance costs, utilities, late charges and other similar charges payable by Tenant pursuant to this Lease to Landlord.

5. OPERATING EXPENSES.

5.1 Payment by Tenant. Except as otherwise set forth in this Lease, from the 5070 Commencement Date until the 5020 Commencement Date, Tenant shall pay to Landlord, as additional Rent, on a monthly basis the greater of: (a) the Operating Expenses for the 5070 Premises, and (b) the sum of $12,939.11 ($.23 per square foot) per month (the “Initial Operating Expense Floor Amount”). Except as otherwise set forth in this Lease, from the 5020 Commencement Date until the Expiration Date, Tenant shall pay to Landlord, as additional Rent, on a monthly basis the greater of: (a) the Operating Expenses for the Business Park, and (b) the sum of $30,556.88 ($.23 per square foot) per month (the “Operating Expense Floor Amount”).

5.2 Operating Expenses. The term “Operating Expenses” shall mean all reasonable expenses, costs and disbursements (not specifically excluded from the definition of Operating Expenses below) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and operation of the Business Park or any portion thereof (including all buildings and Common Areas of the Business Park). Operating Expenses shall include, but not be limited to, the following:

5.2.1 Wages and salaries of all employees of Landlord below the level of property manager engaged in the operation, maintenance and security of the Business Park, including taxes, insurance and benefits relating thereto, and the reasonable rental cost and overhead reasonably allocated to any office and storage space used to provide such services to the Business Park and other properties owned by Landlord or any of its affiliates within the general vicinity of the Business Park.

5.2.2 All supplies and materials used in the operation, repair or maintenance of the Business Park.

5.2.3 Cost of all utilities, including surcharges, for the Business Park, including the cost of water, power and lighting which are not separately billed to and paid for by Tenant or any other party.

5.2.4 Cost of all maintenance and service agreements for the Business Park and the equipment thereon, including but not limited to, security services, exterior window cleaning, janitorial service, engineers, gardeners and trash removal services.

5.2.5 All Insurance Costs, as such term is defined in ¶16.

5.2.6 Cost of all repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties).

5.2.7 An industry standard management fee for the property management of the Business Park (not to exceed four percent (4%) of gross revenue from the Business Park, excluding revenue for reimbursement of Real Property Taxes and Insurance Costs).

5.2.8 The costs of any additional services not provided to the Business Park at the Commencement Date but thereafter provided by Landlord in its management of the Business Park.

5.2.9 The cost of any capital Improvements to the Business Park or any part thereof which are made during the Term hereof with such cost to be amortized over the useful life of the improvement as reasonably determined by Landlord.

5.2.10 Real Property Taxes, as that term is defined in ¶11.

5.3 Operating Expenses shall not include:

5.3.1 Costs paid for directly by Tenant or other tenants;

5.3.2 Costs incurred in connection with the financing, sale or acquisition of the Business Park or any portion thereof;

5.3.3 Costs incurred in leasing or procuring tenants (including without limitation, lease commissions, advertising expenses, attorneys’ fees and expenses of renovating space for tenants);

5.3.4 Salaries and overhead of off-site personnel employed by Landlord except for the charge (or pro rata share) of employees below of the property manager of the Business Park;

5.3.5 Subject to the provisions of ¶5.2.9 above, depreciation on the Building or other improvements on the Business Park;

5.3.6 Legal expenses for disputes with tenants and any other professional fees of attorneys, auditors or consultants not incurred in connection with the normal maintenance and operation of the Business Park;

5.3.7 Expenses which relate to the preparation of rental space for tenants, including without limitation building permit, license and inspection costs incurred with respect to the installation or improvements made for occupants of the Business Park or incurred in renovating or otherwise improving, decorating, painting or decorating vacant tenant space for the Business Park or other occupants of the Business Park;

5.3.8 Costs incurred that are reimbursed by tenants of the Business Park, including Tenant, or third parties, including insurers;

5.3.9 Expenses for repair or replacement covered by warranties, and any costs due to casualty that are covered by insurance carried by Landlord or that would have been covered by insurance that Landlord is required to carry under this Lease or condemnation;

5.3.10 Rentals and other payments by Landlord under any ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Business Park;

5.3.11 Repairs or replacements caused by Landlord’s gross negligence or the gross negligence of Landlord’s employees or agents;

5.3.12 Net Income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or another tenant of the Business Park;

5.3.13 Landlord’s charitable or political contributions;

5.3.14 Payments to subsidiaries and affiliates of Landlord for services to the Business Park for supplies or other materials to the extent that the cost of such services, supplies or materials exceed the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis (provided, however, any fee for management services paid to an affiliate of Landlord shall be in the amount set forth in ¶5.2.7);

5.3.15 Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord:

5.3.16 Advertising and promotional expenditures:

5.3.17 Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent covered by insurance or that would have been covered by insurance that Landlord is required to carry under this Lease or deductibles exceeding $10,000 under such insurance (excluding however, earthquake, flood and terrorism insurance); or

5.3.18 Costs for sculpture, paintings or other objects of art other than for normal and customary lobby furnishings (nor insurance thereon or extraordinary security in connection therewith);

5.3.19 Costs for the repair, maintenance, replacement, or restoration of any portion of the Building or the Business Park not made available for Tenant’s use;

5.3.20 Costs incurred in connection with the presence of any Hazardous Materials that (a) existed on the 5070 Premises as of the 5070 Commencement Date, and exist on the 5020 Premises as of the 5020 Commencement Date, (b) result from underground migration from property outside of the Business Park, or (c) have been released at the Business Park by other tenants of the Business Park;

5.3.21 Costs to repair, maintain, replace, or restore the structural portions of the Building or any other improvements in the Business Park and which are properly capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question; and

5.3.22 Expense reserves.

Notwithstanding the foregoing, in the event Landlord obtains earthquake, flood and/or terrorism insurance, then Operating Expenses shall include the commercially reasonable cost of the premiums available in the market for such insurance; provided, however, if Landlord elects not to obtain one or more of the foregoing insurance or the deductible for such insurance exceeds $10,000 and the Building suffers a casualty due to a risk that otherwise would be covered under the insurance so not obtained, then Tenant shall not be responsible for the cost to repair such uninsured or underinsured casualty (including any deductible) as part of Operating Expenses, and the same shall be Landlord’s responsibility but only to the extent Landlord is obligated to repair and restore the Building under the first sentence of Section 17.5 below.

5.4 Extraordinary Services. Tenant shall pay within thirty (30) days of receipt of an invoice from Landlord the cost of additional or extraordinary services provided to Tenant at Tenant’s request and not paid or payable by Tenant pursuant to other provisions of this Lease.

5.5 Impound. Landlord reserves the right, at Landlord’s option from time to time during the calendar year to estimate the annual cost of Operating Expenses incurred by Landlord (“Projected Operating Expenses”) and to require Tenant to pay Tenant’s Share thereof in advance. Except as provided below in this ¶5.5, Tenant shall pay to Landlord, monthly in advance as additional Rent, one-twelfth (1/12) of Tenant’s Share of the Projected Operating Expenses. The failure of Landlord to timely furnish to Tenant a schedule of the Projected Operating Expenses for any Calendar Year shall not preclude Landlord from enforcing its rights to collect any Projected Operating Expenses under this ¶5.

When Landlord provides Tenant with a revised Projected Operating Expense Budget during any calendar year, the following payment adjustments will be due Landlord: (1) Effective the first of the month following notification of the new Projected Operating Expense Budget, Tenant shall pay monthly in advance, one-twelfth (1/12) of Tenant’s Share of the new Projected Operating Expenses, and (2) if the revised Projected Operating Expense Budget exceeds the prior Budget, Landlord shall invoice to Tenant a retroactive billing and Tenant shall pay said billing within thirty (30) days of receipt of same. The retroactive billing will reflect the additional amount payable by the Tenant for Tenant’s Share of the new Operating Expense Budget for the calendar year to date. For example, assume an annual existing Operating Expense Budget of $144,000 for a tenant with a tenant’s share of 50% and where such tenant was initially making $6,000 a month of estimated payments. If the revised Operating Expense Budget increases by $12,000 to $156,000 and the tenant is notified in June, then the amounts due per 1) & 2) above are computed as follows:

5.5.1 New Monthly Payment (Effective July 1):

Revised Annual Operating Expense Budget	$156 000
Tenant’s Share @ 50%	$78 000
New Payment @ 1/12 Monthly	$6,500

5.5.2 Retroactive Billing:

Revised Annual Operating Expense Budget	$156,000
Tenant’s Share @ 50% for 6 (of 12) months	$39,000
Less payments, to date (6 @ $6,000)	(36,000)
Retroactive Balance Due	$3,000

As an alternative to a retroactive billing, Landlord may, at Landlord’s option, spread the increase over the remaining months in the current calendar year in equal monthly payments.

5.6 Adjustment.

5.6.1 Accounting. Within one hundred eighty (180) days (or as soon thereafter as possible) after the close of each calendar year or portion thereof of occupancy, Landlord shall provide Tenant a statement of such year’s actual Operating Expenses compared to the Projected Operating Expenses. If the actual Operating Expenses are more than the Projected Operating Expenses then Tenant shall pay Landlord, within thirty (30) days of receipt of a bill therefore, the difference. If the actual Operating Expenses are less than the Projected Operating Expenses but greater than Operating Expense Floor Amount, then Tenant shall receive a credit against future Operating Expenses payments equal to the amount in excess of the actual Operating Expenses; provided, that in the case of an overpayment for the final lease year of the Term, Landlord shall credit the difference against any sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due and unpaid, shall promptly refund the net amount to Tenant.

5.6.2 Tenant’s Right to Audit. Within ninety (90) days after receipt of Landlord’s statement setting forth actual Operating Expenses (the “Statement”), Tenant shall have the right to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to Operating Expenses. Such audit shall be conducted by a certified public accountant. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded. If such audit reveals that Landlord has undercharged Tenant, the amount of undercharge shall be paid by Tenant to Landlord within 30 days after the audit is concluded. In addition, if the Statement exceeds the Operating Expenses which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord. Tenant may not withhold any payment due as set forth in this Lease pending completion of the audit.

5.6.3 Proration. Tenant’s liability to pay Operating Expenses shall be prorated on the basis of a 365 (or 366, as the case may be) day year to account for any fractional portion of a year included at the commencement or expiration of the Term of this Lease.

5.6.4 Survival. Landlord and Tenant’s obligations to pay for or credit any increase or decrease in payments pursuant to this ¶5 shall survive this Lease.

5.7 Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this ¶5 (after applicable notice and cure periods, if any) shall constitute a material default and breach of this Lease and Landlord’s remedies shall be as specified in ¶21.

6. SECURITY DEPOSIT. Landlord acknowledges that Tenant delivered to Landlord concurrently with Tenant’s execution of the Original Lease a security deposit in the amount of $82,135.22 and that Landlord currently holds such amount from Tenant. Upon execution of this Lease, Tenant shall deliver to Landlord additional immediately available funds in an amount equal to $41,363.46. Such amount, when combined with the aforementioned funds currently held by Landlord collectively form the security deposit (the “Security Deposit”) required under this Lease. If Tenant is in default beyond applicable notice and cure periods, Landlord can (but without any requirement to do so) use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent due under this Lease. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Tenant hereby waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or which may become in force after the date of execution of this Lease that provide that Landlord may claim from its security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damages caused by the tenant, or to clean the premises or otherwise limit the application of a security deposit. With respect to the Security Deposit, Landlord and Tenant agree that Landlord may claim and employ the Security Deposit in connection with any and all sums reasonably necessary to compensate Landlord for any loss or damage caused by or resulting from any default by Tenant pursuant to this Lease as well as any loss or damage resulting from any act or omission by Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees. If Tenant is not in default at the expiration or termination of this Lease and has fully complied with the provisions of ¶9, ¶14 and ¶26, Landlord shall return the Security Deposit to Tenant.

7. USE OF PREMISES.

7.1 Tenant’s Use. Tenant shall use the Premises solely for the purposes stated in ¶1 and for no other purposes without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in writing in this Lease. Tenant shall promptly comply with all laws, statutes, ordinances, orders and governmental regulations now or hereafter existing affecting the Premises, unless Landlord has otherwise expressly agreed to do the same pursuant to the terms of this Lease. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises. Tenant will not perform any act or carry on any practices that may injure the Premises. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture or mixing of anything that emits any objectionable odor, noises, vibrations or lights onto such other tenants. If, in Landlord’s reasonable judgment, sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type (other than Seeing Eye dogs) shall not be kept on or about the Premises. Tenant covenants that it will not interfere with other tenants’ quiet enjoyment of their premises.

7.2 Rules and Regulations. Tenant shall comply with and use the Premises in accordance with the Rules and Regulations attached hereto as Exhibit B and to any reasonable, non-discriminatory modifications to such Rules and Regulations as Landlord may adopt from time to time, provided however that if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall in any material way alter, reduce or adversely affect any of Tenant’s rights or materially enlarge Tenant’s obligations under this Lease.

8. EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

8.1 Emissions. Tenant shall not:

8.1.1 Knowingly permit any vehicle on the Premises or in the Commons Areas to emit Hazardous Materials (defined below) which is in violation of any governmental law, rule, regulation or requirement;

8.1.2 Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous Hazardous Material, or any combination thereof, into the atmosphere or on, into or under the Premises, any building or other improvements of which the Premises are a part, or the ground or any body of water which Hazardous Material, if discharged or emitted into the atmosphere, the ground or any body of water would be in violation of law or regulation and does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) the Premises or any of the improvements thereto including buildings, foundations, pipes, utility lines, landscaping or parking areas;

8.1.3 Produce, or permit to be produced, any intense glare, light or heat in violation of law or regulations;

8.1.4 Create, or permit to be created, any sound pressure level which will create a nuisance or violate any governmental law, rule, regulation or requirement;

8.1.5 Create, or permit to be created, any vibration that is discernible outside the Premises; or

8.1.6 Transmit, receive or permit to be transmitted or received from or to the Premises, any electromagnetic, microwave or other radiation which is or may be harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

8.2 Storage and Use.

8.2.1 Storage. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous Hazardous Materials, or any combination thereof, which Hazardous Materials, if discharged or emitted into the atmosphere, the ground or any body of water would be in violation of law or regulation and does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (ii) Premises.

8.2.2 Use. In addition, without Landlord’s prior written consent, Tenant shall not use, store or permit to remain on or about the Premises any solid, liquid or gaseous Hazardous Materials which is, or may become dangerously radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby and (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

8.2.3 Hazardous Materials. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store, use, employ, transport and otherwise deal with all Hazardous Materials (as defined below) employed on or about the Premises in accordance with all federal, state, or local law, ordinances, rules or regulations applicable to Hazardous Materials in connection with or respect to the Premises.

8.3 Disposal of Waste.

8.3.1 Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

8.3.2 Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) amounts in excess of the lesser of: (i) that reasonably contemplated by the uses permitted under this Lease or (ii) that permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

8.3.3 Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, violate any law or regulation and adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere, (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

8.4 Information. Tenant shall provide Landlord with reasonable information regarding Hazardous Materials used by Tenant in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information reasonably requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Materials, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential.

8.5 Intentionally Omitted.

8.6 Indemnity. Tenant hereby agrees to indemnify, defend and hold Landlord, its agents, employees, lenders, shareholders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including but not limited to reasonable attorneys’ fees) arising out of or relating to any Hazardous Materials employed, used, transported across, or otherwise dealt with by Tenant (or invitees, or persons or entities under the control of Tenant) in connection with or with respect to the Premises and the Business Park. Notwithstanding any of the provisions of this Lease, the indemnity obligation of Tenant pursuant to this ¶8.6 shall survive the termination of this Lease and shall relate to any occurrence as described in this ¶8.6 occurring in connection with this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant, its agents, employees, lenders, shareholders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including reasonable attorneys’ fees) arising out of or relating to (i) Hazardous Materials employed, used, transported to the Premises, or the Business Park of which the Premises are a part thereof, by Landlord, its agents or employees or invitees or persons or entities under the control of Landlord or (ii) Hazardous Materials existing on, in or under the Business Park as of the 5070 Commencement Date with respect to the 5070 Premises and of the 5020 Commencement Date with respect to the 5020 Premises. For purposes of this Lease the term “Hazardous Materials” shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule or regulation applicable to the Premises or the environment, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCB’s), or radon gas, urea formaldehyde, asbestos or lead.

8.7 Landlord Representations. Except as otherwise disclosed to Tenant in writing prior to the mutual execution of this Lease, to knowledge actual knowledge of Landlord (without any duty of inquiry or investigation), (a) no Hazardous Material is present in the Premises, the Building, or at the Business Park or the soil, surface water or groundwater thereof in violation of environmental laws, (b) no underground storage tanks are present on the Business Park, and (c) no action, proceeding or claim is pending or threatened in writing regarding the Building or the Business Park concerning any Hazardous Material or pursuant to any environmental Law.

9. SIGNS AND COMMUNICATIONS ANTENNAE. Tenant shall not place any sign or communications antennae upon or adjacent to the Premises, except that Tenant may, with Landlord’s reasonable prior written consent, install (but not on the roof) such signs as are reasonably required to indicate Tenant’s company name or logo provided such signs are in compliance with Landlord’s reasonable sign criteria or install communications antennae used exclusively by Tenant and provided such signs and/or communications antennae are in compliance with all applicable governmental requirements. The installation of any sign or communications antennae on or adjacent to the Premises by or for Tenant shall be subject to the provisions of ¶13 (Repairs and Maintenance). Tenant shall remove any sign or communications antennae placed on or adjacent to the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises caused thereby, all at Tenant’s expense. If any signs or communications antennae are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs or communications antennae and repair any damage or injury to the Premises at Tenant’s sole cost and expense. Notwithstanding any other provision of this Lease to the contrary, Landlord reserves all rights to the use of the roof and the right to install and receive all revenues from the installation of such other signs or communications antennae on the Premises as do not unreasonably interfere with the conduct of Tenant’s business within the Premises.

10. PERSONAL PROPERTY TAXES. Tenant shall pay at least ten (10) days prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property, but in no event more than thirty (30) days prior to delinquency.

11. REAL PROPERTY TAXES.

11.1 Payment of Taxes. Landlord shall pay the Building’s and the Business Park’s Real Property Taxes, as defined in ¶11.3, during the Term of this Lease. Subject to ¶11.2, Tenant shall promptly reimburse Landlord according to ¶5 for Tenant’s Share of Business Park of such Real Property Taxes paid by Landlord.

11.2 Advance Payment. In order to ensure payment when due and before delinquency of any or all Real Property Taxes, Landlord shall estimate the current Real Property Taxes applicable to the 5070 Premises prior to the 5020 Commencement Date and the entire Premises on and after the 5020 Commencement Date, and require Tenant to pay monthly in advance with the payment of the Base Rent an amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent, would provide a fund large enough to fully discharge before delinquency the estimated installment of Real Property Taxes to be paid. When the actual amount of the applicable tax bill is known, Landlord may, but is not required to, adjust the amount of such equal monthly advance payment so as to provide the funds needed to pay the applicable Real Property Taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this ¶11 are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes before delinquency, Tenant shall pay to Landlord, upon Landlord’s demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this ¶11 may be intermingled with other moneys of Landlord and shall not bear interest.

11.3 Definition of “Real Property Taxes”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any commercial rental tax, improvement bond or bonds, levy or tax or other fee, charge, or excise which may be imposed as a substitute for any of the foregoing (other than inheritance, personal income or estate taxes) imposed upon the Business Park by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Business Park or Landlord’s right to rent. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Business Park or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto. Notwithstanding the foregoing, Real Property Taxes shall not include and Tenant shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Business Park; or (iv) attributable to Landlord’s net income, inheritance, gift, or estate taxes.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the 5070 Premises prior to the 5020 Commencement Date and the entire Premises on and after the 5020 Commencement Date, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

13. REPAIRS AND MAINTENANCE.

13.1 Landlord’s Obligations. As an Operating Expense to the Business Park (to the extent included within the definition of Operating Expenses under Section 5), Landlord shall be responsible to keep the Business Park, including the foundation, exterior walls, roof, and common area of the Business Park, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair subject to reimbursement by Tenant in accordance with ¶5. There shall be no abatement of Rent or liability to Tenant on account of any injury or interference with Tenant’s business with respect to any Improvements, alterations or repairs made by Landlord to the Business Park or any part thereof; provided, however, that Landlord shall use reasonable efforts in performing all Improvements, alterations and repairs to minimize any disruption of Tenant’s use of the Premises.

13.2 Tenant’s Obligations.

13.2.1 General. Tenant shall, at Tenant’s sole cost and expense and at all times, contract for janitorial services and supplies, keep the Premises in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as HVAC, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fixtures, interior walls, ceilings, floors, windows, window frames, interior and exterior doors and door frames, plate glass and skylights. Tenant shall not cause or permit any Hazardous Material to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action required by law for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused by Tenant, pertaining to or involving any Hazardous Materials and/or storage tank brought onto the Premises by or for Tenant or under its control. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, except to the extent the same is Landlord’s obligation pursuant to the express terms of this Lease.

13.2.2 Contracts. Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, for, and with contractors specializing and experienced in, the inspection, maintenance and service of HVAC, mechanical, electrical and other systems serving the Premises, if any, servicing the Premises. Tenant shall keep a reasonably detailed preventative maintenance schedule and log showing the frequency of maintenance on all mechanical, electrical and other systems, servicing the Premises and provide Landlord with a copy of same quarterly.

13.2.3 As-Is Condition. The parties affirm that Landlord, its subsidiaries, officers, shareholders, directors, members, managers, agents and/or employees have made no representations to Tenant respecting the condition of the Premises except as specifically stated herein.

13.2.4 ADA. Tenant acknowledges that as of the Effective Date, the Premises may not comply with the accessibility provisions of Title 24 of the California Code of Regulations as interpreted by the Office of the State Architect, and that Landlord shall have no obligation with respect to any such failure of the Premises to so comply. Tenant shall, at its cost, at any time during the Term as required by any applicable governmental agency having jurisdiction over the Premises, make such modifications and alterations to the Premises as may be required in order to fully comply with the provisions of the ADA, as from time to time amended, and any and all regulations issued pursuant to or in connection with the ADA in such a manner as to satisfy the applicable governmental agency or agencies requiring remediation.

Tenant shall at least fifteen (15) days prior to the commencement of any construction in connection with satisfaction of the ADA, give written notice to Landlord of its intended commencement of construction together with sufficient details so as to reasonably disclose to Landlord the nature of the proposed construction, copies of any notices received by Tenant from applicable governmental agencies in connection with the ADA and such other documents or information as Landlord may reasonably request.

13.3 Compliance with Governmental Regulations. Tenant shall, at its own cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises. Tenant shall also comply with all such rules, laws, ordinances and requirements at the time Tenant makes any alteration, addition or change to the Premises.

13.4 Miscellaneous.

13.4.1 Subject to the other terms and conditions of this Lease, Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

13.4.2 Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises and the Business Park in good order, condition and repair and Tenant hereby specifically waives the provisions of California Civil Code Sections 1941 and 1942.

13.4.3 Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as reasonably determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand.

13.4.4 Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required to make or is permitted to make by this Lease or by any tenant’s lease or is required by law to make in or to any portion of the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

13.4.5 Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises’ mechanical, electrical, plumbing, HVAC or other systems serving, located in or passing through the Premises. Upon request by Landlord, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of service contracts on such HVAC systems.

13.4.6 Landlord may, at Landlord’s option, choose to perform any of the Tenant’s obligations in this ¶13. The cost of any such Tenant’s obligations so performed by Landlord shall be at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for any such costs incurred by Landlord in the performance of such Tenant’s obligations within ten (10) days of receipt of a billing from Landlord.

If Tenant is prevented from using either the 5020 Premises or the 5070 Premises, or both, for more than seven (7) consecutive calendar days in any thirty (30) calendar day period as a sole consequence of Landlord’s failure to maintain and repair the Premises (to the extent Landlord is obligated to do so under this Lease) and such failure is within Landlord’s reasonable control, then Tenant shall be entitled to an equitable abatement of Rent to the extent of the interference with Tenant’s use of either the 5020 Premises or the 5070 Premises, or both, occasioned thereby. If Tenant is prevented from using the Premises as a result of the foregoing for more than thirty (30) consecutive calendar days in any 180 calendar day period, then Tenant shall have the right to terminate this Lease.

13.5 Certain Capital Expenditures. Notwithstanding the foregoing provisions of this Section 13 or of Section 7, if the Laws are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises or the reinforcement or other physical modification of the Premises or if the repair or replacement of any portion of the Building (excluding any of the Tenant’s Alterations) for which Tenant is otherwise responsible to repair or replace under this Lease is of a capital nature under generally accepted accounting principals and the cost to repair or replace the same exceeds $10,000 per occasion not to exceed $40,000 per year (each, a “CAP Expenditure”), then Landlord and Tenant shall allocate the cost of such work as follows:

13.5.1 If such CAP Expenditure is not the result of the specific and unique use of the Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord and Tenant shall allocate the cost of such CAP Expenditure as follows: Landlord shall perform the capital improvement and advance the funds necessary for such CAP Expenditure but Tenant shall be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amortized portion of such expenditure. Provided, however, that if such CAP Expenditure exceeds the Landlord Max CAP Exp (defined below), Landlord shall have the option to terminate this Lease upon 90 days prior written notice to Tenant unless Tenant notifies Landlord, in writing, within 30 days after receipt of Landlord’s termination notice that Tenant will pay for the CAP Expenditure in excess of the Landlord Max CAP Exp. For purposes of this Lease, “Landlord Max CAP Exp” shall mean $500,000 from the 5070 Commencement Date through December 31, 2011, and shall be reduced to $250,000 from January 1, 2012 through the expiration of the Term.

13.5.2 Notwithstanding the foregoing, if the CAP Expenditures are instead triggered by Tenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Tenant shall be fully responsible for the cost thereof.

13.6 Timing of Obligations. Notwithstanding anything in this Section 13 to the contrary, all of Tenant’s repair, maintenance and compliance obligations with respect to the Premises shall refer only to the 5070 Premises prior to the 5020 Commencement Date and to the entire Premises from and after the 5020 Commencement Date.

14. ALTERATIONS. Tenant shall not make any alterations (“Alterations”) to the Premises or the Business Park without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Once Landlord’s written consent is granted, Tenant must provide Landlord at least ten (10) business days prior to the commencement of any Alteration with a complete description of each such Alteration including any building permit drawing(s) and specifications. Landlord may post notices regarding non-responsibility in accordance with the laws of the state in which the Premises are located. All Alterations made by Tenant shall be performed by Tenant and its contractors in a good and workmanlike manner and permits and inspections shall be obtained from all required governmental entities. Any Alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within thirty (30) days before or thirty (30) days after expiration of the Term, elect to require Tenant to remove some or all of the Alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall at its own cost restore the 5020 Premises to the condition that existed as of the 5020 Commencement Date and the 5070 Premises to the condition that existed as of the 5070 Commencement Date, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later. If requested by Tenant at the time of Tenant’s request for approval of Alterations, Landlord shall advise Tenant in writing whether Landlord shall require Tenant to remove some or all of said Alterations upon expiration or termination of the Lease. Should Landlord consent in writing to Tenant’s Alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such Alterations, shall secure all appropriate governmental approvals and permits, and shall complete such Alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics’ liens which may result from construction by Tenant. Notwithstanding the foregoing, Tenant may construct non-structural Alterations within the interior of either the 5020 Building or the 5070 Building without Landlord’s prior approval, if the cost of any such project does not exceed Fifty Thousand Dollars ($50,000) in each of the 5020 Building or the 5070 Building in any twelve (12)-month period. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (collectively, “Tenant’s Property”) shall at all times be and remain Tenant’s property. Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property from any cause, except for damages resulting from Landlord’s gross negligence or willful misconduct, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages including attorneys’ fees and costs arising out of any damage to any person or property occurring in, on or about the Premises or Tenant’s use of the Premises or Tenant’s breach of any term of this Lease.

16. INSURANCE.

16.1 Payment For Insurance. Regardless of whether the Landlord or Tenant is the Insuring Party, Tenant shall pay for its proportionate share of all insurance required under this ¶16 (“Insurance Costs”) either directly or by reimbursement to Landlord as specified in this ¶16. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Payment shall be made by Tenant to Landlord within sixty (60) days following receipt of an invoice for any amount due.

16.2 Liability Insurance.

16.2.1 Carried by Tenant. Whether or not Tenant is the Insuring Party, Tenant shall obtain and keep in force during the Term of this Lease workers’ compensation insurance and commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the 5070 Premises and all areas appurtenant thereto prior to the 5020 Commencement Date and the entire Premises and all areas appurtenant thereto from and after the 5020 Commencement Date. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 per occurrence with an “Additional Insured Managers or Landlords of Premises” endorsement and contain an “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-Insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carded by Landlord, whose insurance shall be considered excess insurance only. All insurance coverage required pursuant to this ¶16 which is to name Landlord as an additional insured shall also name Landlord’s members and managers as additional insureds.

16.2.2 Carried by Landlord. In the event Landlord is the Insuring Party, Landlord shall also maintain liability insurance as described in ¶16.2.1), in addition to, and not in lieu of the insurance required to be maintained by Tenant. Tenant shall be named as an additional insured therein under any insurance obtained by Landlord in accordance with this ¶16.2.2).

16.3 Property Insurance - Building, Improvements and Rental Value.

16.3.1 Building and Improvements. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Business Park (“Lender(s)”), insuring loss or damage to the Business Park. The amount of such insurance shall be equal to the full replacement cost of the Business Park, as the same shall exist from time to time, or the amount required by Lender(s), but in no event more than the commercially reasonable and available insurable value thereof. If, by reason of the unique nature or age of the Improvements involved, such latter amount is less than full replacement cost, such policy or policies shall insure against all risks of direct physical loss or damage (including at Landlord’s sole discretion Boiler and Machinery coverage and the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Business Park required to be demolished shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Business Park is located. If such insurance coverage has a deductible clause, then Tenant shall be liable for its proportionate share of such deductible amount, subject to Section 5 above. Even if Landlord is the Insuring Party, Tenant’s personal property shall be insured by Tenant under ¶16.4 rather than by Landlord.

16.3.2 Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all Real Property Taxes, Insurance Costs and any scheduled Rent Increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent, Real Property Taxes, Insurance Costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

16.3.3 Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings to the extent said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

16.3.4 Tenant’s Improvements. If the Landlord is the Insuring Party, the Landlord shall not be required to insure Tenant’s personal property and leasehold improvements unless the item in question has become the property of Landlord under the terms of this Lease. If Tenant is the Insuring Party, the policy carried by Tenant under this ¶16.3 shall insure Tenant’s personal property and leasehold improvements.

16.4 Tenant’s Property Insurance. Subject to the requirements of ¶16.5, Tenant at its cost shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant’s personal property and Tenant’s leasehold Improvements in, on or about the Premises similar in coverage to that carried by the Insuring Party under ¶16.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant owned leasehold improvements. Tenant shall be the Insuring Party with respect to the insurance required by this ¶16.4 and shall provide Landlord with written evidence that such insurance is in force.

16.5 Insurance Policies. Insurance required per this ¶16 shall be with companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A- VIII, or such other minimal rating as may be required by Lender(s) as set forth in the most current issue of “Best’s Insurance Guide.” Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this ¶16. If Tenant is the Insuring Party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification or lapse except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this ¶16, the other Party may, but shall not be required to, procure and maintain the same, but at the expense of the Party that was originally required to pay such insurance either directly or as part of Operating Expenses.

16.6 Mutual Waiver. Notwithstanding anything to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other, and their respective agents, employees, officers, directors, shareholders, members, managers, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against, or would have been insured against if the parties had maintained the insurance required to be maintained pursuant to the provisions of this Lease, without regard to the negligence or willful misconduct of the parties so released. Each party shall use its reasonable efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional costs after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation.

17. DAMAGE AND DESTRUCTION.

17.1 Damage - Restoration Required. In the event that the Business Park is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of ¶16 above, Landlord shall restore such damage provided that: (i) the destruction of either the 5020 Building or the 5070 Building does not exceed sixty percent (60%) of the then replacement value of the 5020 Building or the 5070 Building, respectively; (ii) the insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (iii) in the reasonable judgment of Landlord, the restoration can be completed within two hundred and seventy (270) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. The deductible amount of any insurance coverage for damage to the Premises shall be paid by Tenant. If such conditions apply so as to require Landlord to restore such damage pursuant to this ¶17.1, this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant shall be entitled to a proportionate reduction of Rent while such restoration takes place, such proportionate reduction to be based on the extent to which the damage and restoration efforts interfere with Tenant’s business in the Premises; and Tenant’s right to a reduction of Rent hereunder shall be Tenant’s sole and exclusive remedy in connection with any such damage.

17.2 Damage - Restoration Not Required. In the event that the Business Park is damaged by a fire or other casualty and Landlord is not required to restore such damage in accordance with the provisions of ¶17.1 immediately above, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Rent to be proportionately abated as provided in ¶17.1 above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease with respect to the 5020 Building or the 5070 Building, as applicable, as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in either or both of the 5020 Premises and/or 5070 Premises, as applicable, shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in ¶17.1 above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Tenant delivers to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and the restoration can be completed in a two hundred seventy (270) day period, as reasonably determined by Landlord, and the destruction of either the 5020 Building and/or the 5070 Building does not exceed sixty percent (60%) of the then replacement value of the applicable building, then Landlord shall restore the Premises as provided in ¶17.1 above.

17.3 End of Term Casualty. Notwithstanding the provisions of ¶17.1 and ¶17.2 above, if the 5020 Building or the 5070 Building is damaged by fire or other casualty, then either Landlord or Tenant may terminate this Lease as it pertains the building that is damaged, so long as Landlord’s reasonably estimated cost of restoration of the 5020 Building and/or the 5070 Building exceeds ten percent (10%) of the then replacement value of the 5020 Building and/or the 5070 Building and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the 5020 Building or the 5070 Building, as applicable, shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in ¶17.1 above, shall be paid to the date of such termination.

17.4 Termination by Tenant. In the event that the damage to the Business Park (i) cannot be restored as required herein under applicable laws and regulations within one hundred eighty (180) days of the date of discovery of the damage or casualty, as reasonably determined by Landlord at the date of the discovery of the casualty; or (ii) is not restored as required herein under applicable laws and regulations within one hundred eighty (180) days of the date of the discovery of the damage or casualty where Landlord had determined at the date of the discovery of the casualty that such restoration would be done within one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of Landlord’s determination that the Premises cannot be restored within the 180 days as specified under clause (i) above or of that date by which the Premises were scheduled to but not restored within the 180 days as specified under clause (ii) above, specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in 17.1 above, shall be paid to the date of such termination. Notwithstanding anything to the contrary herein, in addition to Tenant’s termination rights provided above, Tenant’s termination rights with respect to this Section 17.4 may be exercised with respect to either the 5020 Premises only or the 5070 Premises only with respect to which either clause (i) or clause (ii) above applies.

17.5 Restoration. Notwithstanding the foregoing, in the event that the damage to the Business Park (i) was as a result of an uninsured or underinsured casualty, (ii) was not caused by any act or omission of Tenant or any of its agents, employees, invitees or contractors, (iii) did not occur during the last six (6) months of the term, and (iv) did not cost more than $250,000 of the replacement cost of either the 5020 Building or the 5070 Building, as applicable, to repair or restore, then Landlord shall not have the right to terminate this Lease and shall repair and restore the 5020 Building or the 5070 Building, as applicable. In addition, if the damage is limited only to one of the building comprising the Premises, then Landlord’s right to terminate this Lease pursuant to this Section 17.5 shall only extend to the building that was damaged. Landlord agrees that, in any case in which Landlord is required to, or otherwise agrees to restore the 5020 Building and the 5070 Building, Landlord shall proceed with due diligence to make all appropriate claims and applications for the proceeds of insurance and to apply for and obtain all permits necessary for the restoration of the 5020 Building and the 5070 Building. Landlord shall use reasonable efforts to enforce any and all provisions in any mortgage, deed of trust or other encumbrance on the Business Park requiring Landlord and Lender to permit insurance proceeds to be used for restoration. Landlord shall restore the Premises at least equal to the condition existing prior to the date of the damage if permitted by applicable law. Landlord shall not be required to restore alterations made by Tenant, Tenant’s improvements, Tenant’s trade fixtures and Tenant’s personal property, such excluded Items being the sole responsibility of Tenant to restore provided, however, that Landlord shall, to the extent of available insurance proceeds, restore Tenant Improvements to the Premises made by Tenant such as interior offices, lab and production improvements and other like improvements.

17.6 Waiver. Tenant waives the provisions of Civil Code § 1932(2) and Civil Code § 1933(4) with respect to any destruction of the Premises.

18. CONDEMNATION.

18.1 Definitions. The following definitions shall apply: (1) “Condemnation” means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) “Date of Taking” means the date the condemnor has right to possession of the property being condemned; (3) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation; and (4) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having power of Condemnation.

18.2 Obligations to be Governed by Lease. If during the Term of the Lease there is any taking of all or any part of the Business Park, the rights and obligations of the parties shall be determined strictly pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure § 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

18.3 Total or Partial Taking. If the Business Park is totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Business Park is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking. Any Award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s trade fixtures.

19. ASSIGNMENT OR SUBLEASE.

19.1 Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant’s authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable and at Landlord’s election (after applicable notice and cure periods, if any), shall constitute a default. If Tenant is a partnership, a sale or other transfer of a controlling percentage of the partnership interest of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant, or the dissolution of the partnership shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. Except as otherwise set forth below, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment.

In the event of a sublease all Sublease Rent received by Tenant in excess of the Rent payable by Tenant to Landlord under this Lease applicable to the portion of the Premises subleased shall be deemed the “Bonus Amount”, after deducting therefrom the “Subleasing Costs” which shall include (i) commercially reasonable brokerage commissions, (ii) tenant Improvements made at the request of a subtenant, and (iii) attorneys’ fees incurred by Tenant in negotiating and documenting the sublease. Fifty percent (50%) of the Bonus Amount shall be promptly paid to Landlord following receipt by Tenant. If the Subleasing Costs are not known at the commencement of the sublease, the fifty percent (50%) of Bonus Amount due Landlord will be computed without deduction of Subleasing Costs and promptly paid to Landlord. Once the Subleasing Costs are presented to and verified by Landlord, the Bonus Amount paid by Tenant to date will be adjusted and Landlord shall give Tenant a credit against the next payment(s) due to Landlord from Tenant. The term “Sublease Rent” as used herein shall include any consideration of any kind received by Tenant from or on behalf of any subtenant, if the sums are reasonably related to the Premises, including, without limitation Rent, operating expense payments, bonus money and payments (in excess of fair market value) for the purchase of or usage of Tenant’s furniture, fixtures, inventory, equipment, accounts, goodwill, general intangibles and other assets. Each sublease approved by Landlord shall stand alone as to the computation of the Bonus Amount.

In the event of an assignment all Transfer Payments received by Tenant shall be deemed the “Bonus Amount”, after deducting therefrom the “Assignment Costs” which shall include (i) commercially reasonable brokerage commissions and (ii) attorneys’ fees incurred by Tenant in negotiating and documenting the assignment. Fifty percent (50%) of the Bonus Amount shall be promptly paid to Landlord following receipt by Tenant. If the Assignment Costs are not known at the commencement of the Assignment, the fifty percent (50%) of Bonus Amount due Landlord will be computed without deduction of Assignment Costs and promptly paid to Landlord. Once the Assignment Costs are presented to and verified by Landlord, the Bonus Amount paid by Tenant to date will be adjusted and Landlord shall give Tenant a credit against the next payment(s) due to Landlord from Tenant. The term “Transfer Payments” as used herein shall include any consideration of any kind received by Tenant from or on behalf of any assignee, if the sums are reasonably related to the Premises, including, without limitation assignment consideration, Rent, operating expense payments, bonus money, and payments (in excess of fair market value) for the purchase of or usage of Tenant’s furniture, fixtures, inventory, equipment, accounts, goodwill, general intangibles and other assets.

If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, an amount equal to Landlord’s reasonable attorneys’ fees and costs incurred in connection with such request. Each request for consent to an assignment or subletting shall be in writing, and shall be accompanied by reasonable information as may be relevant to Landlord’s determination as to the financial and operational responsibility and stability of the proposed assignee or sublessee and the appropriateness of the proposed use by such assignee or sublessee. Such information shall include a summary of the proposed use of, and any proposed modifications to, the Premises. Tenant shall provide Landlord with such other or additional information and/or documentation as may reasonably be requested by Landlord. Tenant shall, upon completion of any assignment or subletting of all or any portion of the Premises, immediately and irrevocably assign to Landlord as security for Tenant’s obligations under the Lease, all Sublease Rent and/or Transfer Payments from any such subletting or assignment. While a default (after applicable notice and cure periods, if any) by Tenant exists under this Lease, Landlord, as assignee for Tenant, shall have the right to collect all rent and other revenues collectable pursuant to any such sublet or assignment and apply such rent and other revenues towards Tenant’s obligations under the Lease.

Any assignee of, or subtenant under this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions or an assignment or subtenant to which Landlord has specifically consented in writing. Any such assignee or subtenant shall execute an acknowledgment that they have entered into occupancy of the Premises after Landlord acquired the Business Park, that Landlord plans to redevelop the Business Park and, therefore, that the assignee or subtenant is an interim tenant post acquisition who will not be entitled to relocation benefits under state or federal law if Landlord requires the assignee or subtenant to relocate from the Premises after the expiration of the original Term of this Lease.

19.2 No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment (after applicable notice and cure periods, if any) shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19.3 Notwithstanding any provision to this Lease to the contrary, in any event where Landlord’s consent is required for assignment or sublease, Landlord may, at its option, elect to terminate the Lease by giving written notice to Tenant instead of approving the requested assignment or sublease (as to the portion of the Premises being subleased). Should Landlord so elect to terminate this Lease, all of the obligations of the parties thereunder shall terminate on the later of sixty (60) days following Landlord’s notice to Tenant of its election hereunder, or the effective date of the proposed assignment or subletting sought by the Tenant, but in no event later than one hundred twenty (120) days following the date of Landlord’s election under this ¶19.3. At the time of termination, all obligations of both parties hereunder shall terminate as to obligations thereafter accruing except as otherwise expressly provided in this Lease.

19.4 Notwithstanding any other term or condition in this Article 19 (but subject to Section 19.5 below), Tenant may, without Landlord’s prior written consent and without payment of any amount to Landlord, reincorporate in any other jurisdiction and/or sublet the Premises or assign this Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant’s assets or stock (each, a “Permitted Transferee”). Neither the sale or transfer of Tenant’s stock in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant or any sale through any private or public offering or public stock exchange or market, nor the pledge of or grant of a security interest in any of the Tenant’s stock, shall be deemed an assignment, subletting or other transfer of this Lease or the Premises. In addition, Tenant may from time to time, without Landlord’s prior written consent or payment of any amount to Landlord, permit Tenant’s suppliers to store and warehouse at the Premises products and goods intended to be purchased by Tenant.

19.5 Notwithstanding anything to the contrary contained in this Lease, no sublease, assignment or other transfer of this Lease shall relieve Tenant of any of its obligations and/or liabilities under this Lease. Tenant shall give Landlord written notice no later than ten (10) days after any transfer to a Permitted Transferee and in connection with such transfer shall provide to Landlord copies of any documents or other information as Landlord may reasonably request.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure of Tenant to pay Rent within ten (10) days of its due date; (b) abandonment of the Premises; or (c) failure to timely perform any other provision of this Lease where such failure continues for a period in excess of thirty days following notice of such failure, provided however, that if the nature of such failure is such that it cannot reasonably be cured within thirty days, then Tenant shall not be in default if Tenant commences to cure such failure within thirty days and thereafter diligently prosecutes the cure to completion. Tenant shall give written notice to Landlord of any default by Landlord of its obligations pursuant to this Lease asserted by Tenant (with a copy of such notice to any lender (“Lender”) whose loan is secured by the Business Park and who has previously notified Tenant in writing of such Lender’s address). Landlord and Landlord’s Lender shall be afforded a reasonable opportunity to cure any claimed default by Landlord and Landlord shall not be considered in default so long as Landlord (or Landlord’s Lender) commences such cure within a reasonable period of time and thereafter, continues to attempt to complete such cure. Landlord, from time to time, shall provide Tenant with the name and address of its Lender.

21. LANDLORD’S REMEDIES. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

21.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions allocable to the remainder term of this Lease and advertising expenses incurred, expenses of restoring the Premises or any portion thereof to the condition required under Section 26 below; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in this Section 21.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate of 12% per annum, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 21.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

21.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

21.3 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 21, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no right to or interest in the rent or other consideration thereafter accruing. For the purposes of this Article 21, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

22. ENTRY OF PREMISES. Landlord and/or its authorized representatives shall have the right after reasonable notice except for emergencies to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform; (c) to post “for sale” signs at any time during the Term, or to post “for rent” or “for lease” signs during the last one hundred eighty (180) days of the Term or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the Term; or (e) to repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises or to unreasonably interfere with Tenant’s use of the Premises and to do any other act or thing necessary for the safety or preservation of the Premises. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this ¶22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this ¶22. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner that will lessen the inconvenience, annoyance or disturbance to Tenant, and Landlord shall use reasonable efforts to comply with Tenant’s reasonable security measures and operating procedures.

23. SUBORDINATION.

23.1 Automatic Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or Landlord’s Lender, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting the Premises, and (iii) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or pay mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest (including without limitation to Lender) to Landlord (“Successor”). In connection with any such termination of a ground lease or underlying lease or any foreclosure or conveyance in lieu of foreclosure made in connection with any mortgage or deed of trust and as a condition to the foregoing attornment by Tenant, then so long as Tenant is not in default after all applicable notice and cure periods pursuant to this Lease, Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease during the Term of this Lease or any extension or renewal thereof. Notwithstanding any subordination of this Lease to the lien of any mortgage or deed of trust, the Lender, at any time, shall be entitled to subordinate the lien of its mortgage or deed of trust to this Lease by filing a notice of subordination in the County in which the Premises are located, and Lender shall agree in connection with any such filing, that Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default pursuant to this Lease after applicable notice and cure periods, if any. In connection with any such filing, Tenant shall be obligated to attorn to and to become a Tenant of any Successor.

23.2 Additional Subordination. From time to time at the request of Landlord, Tenant covenants and agrees to execute and deliver within ten (10) business days following the date of written request from Landlord, documents evidencing the priority or subordination of this Lease with respect to any ground lease or underlying lease or the lien of any mortgage or deed of trust in connection with the Premises. Any and all such documents shall be in such form as is reasonably acceptable to the Lender(s) and in a commercially reasonable form. Any subordination agreement so requested by Landlord shall provide for Tenant to attorn to the Successor and shall further provide that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease so long as Tenant is not in default after all applicable notice and cure periods with respect to its obligations pursuant to the Lease. Any such Subordination, Non-disturbance and Attornment Agreement shall be recorded in the official records of the office of the County Recorder in the County in which the Premises is located.

23.3 Notice from Lender. Tenant shall be entitled to rely upon any notice given by a Lender in connection with the Premises requesting that Tenant make all future Rent payments to such Lender, and Tenant shall not be liable to Landlord for any payment made to such Lender in accordance with such notice. Notwithstanding any provision to the contrary of this Lease, a Successor shall not be (i) obligated to recognize the payment of Rent for a period of more than one month in advance; (ii) responsible for liabilities accrued pursuant to this Lease prior to the date (“Succession Date”) upon which the Successor becomes the “Landlord” hereunder; (iii) responsible to cure defaults of the Landlord pursuant to this Lease existing as of the Succession Date, except for defaults of a continuing nature of which Tenant afforded Successor a reasonable cure period following notice; (iv) responsible for any Security Deposit delivered by Tenant pursuant to this Lease not actually received by the Successor; or (v) bound by any execution, modification, termination or extension of this Lease made without a Lender’s consent or any grant of a purchase option or right of first refusal to purchase pursuant to this Lease, except in accordance with the provisions of an assignment of leases executed by Landlord in favor of a Lender.

24. ESTOPPEL CERTIFICATE; TENANT FINANCIAL STATEMENTS. Tenant, at any time and from time to time, upon not less than ten (10) business days written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any existing or prospective purchaser, ground lessor or mortgagee of any part of the Premises, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, Tenant has not accepted the Premises and specifying the reasons therefor); (b) the Commencement and Expiration Dates of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) whether or not to Tenant’s knowledge there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether or not to Tenant’s knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); (f) the dates, if any, to which the Rent and other charges under this Lease have been paid; (g) whether or not there are Rent increases during the Lease Term and if so the amount of same; (h) whether or not the Lease contains any options or rights of first offer or first refusal; (i) the amount of any Security Deposit or other sums due Tenant; (j) the current notice address for Tenant; and (k) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this ¶24 may be relied upon by Landlord and any existing or prospective purchaser, ground lessor or mortgagee of the Business Park. Tenant agrees, at any time upon request by Landlord, to deliver to Landlord the most recent unaudited financial statements of Tenant, including a balance sheet and profit and loss statement for the most recent prior three years, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord agrees to hold such financial statements confidential and to share them only with prospective lenders and purchasers of the Premises. Other than for prospective lenders and purchasers, Landlord shall not request financial statements more often than twice in any calendar year.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES. Upon expiration of the Term, Tenant shall surrender to Landlord the 5020 Premises and the 5070 Premises and all tenant Improvements and Alterations clean and in the same condition as existed at the 5020 Commencement Date and the 5070 Commencement Date, respectively, except for ordinary wear and tear, casualty, and condemnation, Alterations which Tenant has the right or is obligated to remove under the provisions of ¶14 herein, and Hazardous Materials that (a) exist on the 5020 Premises as of the 5020 Commencement Date and on the 5070 Premises as of the 5070 Commencement Date, (b) result from underground migration from property outside of the Business Park, and (c) have been released at the Business Park by other tenants of the Business Park. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any Alterations or Tenant’s fixtures, furnishings, equipment and other personal property before the expiration of the Term, including, for example, restoring all wall surfaces located in the 5020 Premises and the 5070 Premises to their condition as of the 5020 Commencement Date and the

5070 Commencement Date, respectively. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be cleaned; (ii) all tiled floors shall be cleaned; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tile shall be replaced; (v) all exterior and interior windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). Landlord can elect to retain or dispose of in any manner permitted by law Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property in compliance with law. Tenant shall be liable to Landlord for Landlord’s cost for storage, removal and disposal of Tenant’s personal property. Notwithstanding the foregoing, upon expiration of the Term Tenant shall not be required to remove the following Alterations on the 5070 Building that have been approved pursuant to Section 29 below: (a) the new enclosure surrounding the loading dock door, (b) the portion of the office area improvements crosshatched on Exhibit D attached hereto, and (c) the 30 ton HVAC unit to be installed on the lower roof of the 5070 Building which will service the warehouse portion of the 5070 Premises.

27. HOLDOVER. If Tenant with Landlord’s consent remains in possession of the Premises after expiration of the Term or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month to month tenancy cancelable by either party on thirty (30) days written notice given at any time by either party and all provisions of this Lease, except those pertaining to Term, renewal options and Base Rent, shall apply and Tenant shall thereafter pay monthly Base Rent computed on a per month basis, for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, in an amount equal to the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term.

If Tenant holds over after the expiration or earlier termination of the Term hereof, without the consent of Landlord, Tenant shall become a Tenant at sufferance only with a continuing obligation to pay Rent provided that the Base Rent shall be one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term. In any such case of Holdover without the consent of Landlord, the monthly Base Rent shall be computed on a per month basis, for each month or part thereof (without reduction for any partial month) that Tenant remains in possession. Acceptance by Landlord of Rent after expiration or earlier termination of the Term shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this ¶27 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability arising out of such failure, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. No provision of this ¶27 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this

Lease. The provisions of this ¶27 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. Notwithstanding anything to the contrary herein, if Tenant’s holdover is limited to either the 5020 Premises or the 5070 Premises, then such holdover penalty shall only be payable with respect to such premises.

28. NOTICES. All notices, demands, or other communications required or contemplated under this Lease, including any notice delivered to Tenant by the Lender, shall be in writing and shall be deemed to have been duly given two (2) business days from the time of mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, or 24 hours from the time of shipping by overnight carrier, or the actual time of delivery if delivered by personal service to the parties at the addresses specified in ¶1. Either Tenant or Landlord may change the address to which notices are to be given to such party hereunder by giving written notice of such change of address to the other in accordance with the notice provisions hereof.

29. TENANT IMPROVEMENTS. Except as otherwise expressly provided in this Lease, Tenant shall accept the 5020 Premises as of the 5020 Commencement Date and the 5070 Premises as of the 5070 Commencement Date in their then current, AS IS condition, with no additional improvements completed by Landlord. As of the 5020 Commencement Date, the 5020 Building shall be served by a 225 kVA transformer. Landlord hereby tentatively approves, in concept only, the proposed alterations described in Exhibit C attached hereto (the “Anticipated Tenant Improvements”); provided, however, that Landlord’s approval of the Anticipated Tenant Improvements is expressly conditioned upon Tenant’s compliance with all of the terms, conditions and procedures set forth in ¶14 above when processing and prosecuting the Anticipated Tenant Improvements, including, without limitation, Landlord’s review and approval of the plans and specifications to be submitted by Tenant prior to construction.

30. DELIVERY OF 5020 PREMISES.

30.1 Delivery of 5020 Second Floor. Landlord and Tenant acknowledge and agree as follows: (i) on or before November 1, 2008 (the “Second Floor Delivery Date”) Landlord shall deliver only the second floor of the 5020 Building (the “5020 Second Floor”) to Tenant, (ii) notwithstanding anything to the contrary contained in this Lease, in addition to any other charges or expenses owed by Tenant to Landlord under this Lease, Tenant only shall be obligated to pay Operating Expenses to the extent they are applicable to the 5020 Second Floor commencing on the Second Floor Delivery Date; (iii) from and after the 5020 Commencement Date, Tenant shall be obligated to pay both Base Rent and Operating Expenses for the 5020 Second Floor; (iv) Landlord has informed Tenant that the 5020 Second Floor is subject to the FICA Lease, and Landlord will use its commercially reasonable efforts to deliver possession of the 5020 Second Floor to Tenant on or before the Second Floor Delivery Date; (v) if, however, Landlord is unable to deliver possession of the 5020 Second Floor to Tenant on or before the Second Floor Delivery Date, then the terms and conditions of ¶30.3 shall apply; and (vi) all other terms and conditions contained in this Lease (including, without limitation, the obligation of Tenant to pay Rent owed to Landlord for the 5070 Premises) shall apply throughout the entire effective Term of this Lease as set forth herein.

30.2 Delivery of 5020 First Floor. Landlord and Tenant acknowledge and agree as follows: (i) on or before the 5020 Commencement Date Landlord shall deliver the first floor of the 5020 Building (the “5020 First Floor”) to Tenant, (ii) Landlord has informed Tenant that the 5020 First Floor is subject to the FICA Lease, and Landlord will use its commercially reasonable efforts to deliver possession of the 5020 First Floor to Tenant on or before the 5020 Commencement Date; (iii) if, however, Landlord is unable to deliver possession of the 5020 First Floor to Tenant on or before the 5020 Commencement Date, then the terms and conditions of ¶30.3 shall apply; (iv) upon the later of the 5020 Commencement Date and the date on which Landlord delivers the 5020 First Floor to Tenant, in addition to any other charges or expenses owed by Tenant to Landlord under this Lease, Tenant shall be obligated thereafter to pay all Rent as it is applicable to the entire 5020 Premises; and (v) all other terms and conditions contained in this Lease (including, without limitation, the obligation of Tenant to pay Rent owed to Landlord for the 5070 Premises) shall apply throughout the entire effective Term of this Lease as set forth herein.

30.3 Delay in Possession. If Landlord, for any reason, cannot deliver possession of the 5020 Second Floor to Tenant on or before November 1, 2008, or the 5020 Premises to Tenant on or before January 1, 2009, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be an abatement of Rent for the 5020 Premises covering the period between the 5020 Commencement Date, and the date when Landlord delivers possession to Tenant, and all other terms and conditions of this Lease shall remain in full force and effect (and such abatement of Rent shall serve to advance the six (6) months of free Base Rent for the 5020 Premises following the 5020 Commencement Date). If a delay in possession is caused by Tenant’s failure to perform any obligation in accordance with this Lease, then the Term with respect to the 5020 Premises shall commence as of the date when the 5020 Commencement Date would have occurred but for Tenant’s failure, and there shall be no reduction of Rent for the 5020 Premises between such date and the time Tenant takes possession of the 5020 Premises. Notwithstanding anything to the contrary in this Lease, in the event Landlord cannot deliver possession of any or all of the 5020 Building on or before March 1, 2009, then Tenant shall have a right to terminate this Lease as to the 5020 Premises only, and any amounts of Rent or Security Deposit paid by Tenant to Landlord with respect to the 5020 Premises shall be refunded to Tenant.

31. MISCELLANEOUS PROVISIONS.

31.1 Time of Essence. Time is of the essence of each provision of this Lease.

31.2 Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in ¶19.

31.3 Approvals. Except as otherwise set forth in this Lease, whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

31.4 Personal Rights. Notwithstanding any other provision(s) of this Lease to the contrary, any provisions of this Lease providing for the renewal, extension or early termination of the Lease and/or for the expansion of the Premises (to include without limitation rights to negotiate, rights of first refusal, etc.) shall be (1) personal to the original Tenant and shall not be assignable or otherwise transferable other than to a Permitted Transferee (either voluntarily or involuntarily) to any third party for any reason whatsoever, and (2) conditioned upon Tenant not then being in default (after applicable notice and cure periods, if any) under this Lease.

31.5 Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the Broker(s) identified in ¶1, who shall be compensated by Landlord in accordance with the separate agreement between Landlord and the Broker(s).

31.6 Other Charges; Legal Fees. If Landlord becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant or Tenant’s authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys’ fees and court costs incurred by Landlord in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys’ fees and court costs incurred by Landlord in connection with such appeal. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys’ fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

31.7 Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Business Park, the same shall operate to release Landlord from any liability thereafter accruing under this Lease, including as to any Security Deposit to the extent transferred to Landlord’s successor-in-interest, and in such event Landlord’s successor in interest shall assume in writing Landlord’s obligations under this Lease and shall be solely responsible for all obligations of Landlord thereafter accruing under this Lease.

31.8 Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations Imposed upon that party shall be joint and several. The unenforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

31.9 Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

31.10 Quiet Possession. Upon payment by Tenant of the Rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

31.11 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions initial by all parties hereto.

31.12 Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all Parties hereto.

31.13 Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other Rent payable under this Lease.

31.14 Construction. The Landlord and Tenant acknowledge that each has had its counsel review this Lease, and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

31.15 Relocation Waiver. Tenant acknowledges that they have entered into occupancy of the Premises after Landlord acquired the Premises and that Landlord plans to redevelop the Business Park. Therefore, Tenant acknowledges and agrees that it is an interim tenant post acquisition that will not be entitled to relocation benefits under state or federal law if Landlord requires Tenant to relocate from the Premises after the expiration of the original Term of this Lease. Nothing in this ¶31.15 changes the Term, the Monthly Base Rent or any other provision in this Lease. For example, this ¶31.15 does not allow Landlord to relocate Tenant prior to the expiration of the Term, but after the expiration of the Term, Tenant will not receive (and has hereby waived) relocation benefits if Landlord requires Tenant to relocate from the Premises.

31.16 Intentionally Deleted.

31.17 Captions. Article, section and paragraph captions are not a part hereof.

31.18 Exhibits. For reference purposes the Exhibits are listed below.

         Exhibit A: Business Park

         Exhibit B: Rules and Regulations

         Exhibit C: Anticipated Tenant Improvements

         Exhibit D: Crosshatch of Office Area Alterations Not Required to be Removed

31.19 Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

31.20 Amended and Restated Lease. Upon the mutual execution and delivery of this Lease by Landlord and Tenant, this Lease shall completely amend, restate, replace, and supersede the Original Lease, and the Original Lease shall be of no further force and effect.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

BRANDIN COURT PARTNERS, LLC,				3PAR Inc., a Delaware Corporation
a California limited liability company

By:	WOLFF URBAN DEVELOPMENT,			By:	/s/ ADRIEL LARES
	LLC, a California limited liability company			Name:	Adriel Lares
Its:	Manager			Title:	VP Finance & CFO
				Date:	10/15/08

	By:	/s/ KEITH WOLFF
		Name:	Keith M. Wolff
		Title:	Manager

Signature Page

EXHIBIT A

Business Park

5020 – 5070 Brandin Court, Fremont, California

BRANDON CT.
BUILDING A
BUILDING B

GENERAL NOTES

KEY NOTES

PROJECT DATA

LEGEND

TSH ARCHITECTS

CLIENT

EVEREX

PROJECT

TENANT IMPROVEMENT

SHEET

SITE PLAN

A-1

Exhibit A

EXHIBIT B

Rules & Regulations

This Exhibit B is attached to and made a part of that certain Lease by and between Brandin Court Partners LLC, a California Limited Liability Company as Landlord and 3PAR Inc., a Delaware Corporation as Tenant.

1. No sign, placard, picture, advertisement, name or notice (collectively, “Signs”) shall be installed or displayed on any part of the Premises without the prior written consent of Landlord, except that Tenant may post Signs inside the Building which are not visible from the exterior of the Building. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant.

2. Except as consented to in writing by Landlord, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises and no awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Neither Tenant nor any employee or invitee of Tenant, shall make any structural roof or terrace penetrations.

4. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, or for any damage to any Tenant’s property, except as otherwise provided in the Lease.

5. Landlord will furnish Tenant, free of charge, with six (6) keys to the Premises. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefore.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s reasonable instructions in their installation.

7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the reasonable right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Premises. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Premises to such a degree as to be unreasonable, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibrations. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Premises by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

Exhibit B

1

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those reasonable quantities necessary for the operation of Tenant’s business. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations. Tenant shall not bring or keep or permit to be brought or kept in the Premises any animal life form, other than human, except seeing eye dogs when in the company of their masters.

9. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate reasonably with Landlord to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

10. Landlord reserves the right, exercisable with one hundred twenty (120) days prior written notice, but without liability to Tenant, to change the name and street address of the Premises.

11. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and other equipment which is not required to be continuously run.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting for the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

13. Tenant shall not sell, or permit the retail sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Business Park. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease. Notwithstanding the above, Tenant shall have the right to install vending machines for use by Tenant, its employees and invitees.

14. Tenant shall not interfere with radio or television broadcasting or reception from or in neighboring areas.

15. Canvassing, soliciting and distribution of handbills or any other written materials, and peddling in the Business Park are prohibited, and Tenant shall cooperate to prevent same.

16. Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Premises.

Exhibit B

2

17. Tenant shall store all its trash and garbage within its Premises or in reasonable locations specifically identified by Landlord for such purposes. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

18. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging nor shall the Premises by used for any illegal purpose. No cooking (other than customary heating or ordinary lunchroom items for Tenant’s employees) shall be done or permitted by any tenant on the Premises, except that (a) use by Tenant in its kitchen, if any, located in the Premises and Underwriters Laboratory’s approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, and (b) Tenant shall have the right to hold company picnics, barbeques, and similar functions at the Premises or in the parking lot from time to time subject to Landlord’s prior written approval, provided that such kitchen, equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any part of the Premises any hand truck except those equipped with rubber tires and side guards or such other reasonable material-handling equipment as Landlord may approve.

20. Without the written consent of Landlord. Tenant shall not use the name of the Business Park in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

21. Tenant shall comply with all reasonable safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes locking doors and securing other means of entry to the Premises.

23. The requirements of Tenant will be attended to only upon appropriate application to the office of Landlord by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

24. Tenant shall not park its vehicles in any parking areas outside the Business Park. Tenant shall not store or abandon vehicles in the Business Park parking areas nor park any vehicles in the Business Park parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles, four-wheeled trucks, or other equipment used in the operation of Tenant’s business. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

25. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be appropriate for safety and security, for care and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide for all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

26. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

Exhibit B

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EXHIBIT C

Anticipated Tenant Improvements

List of anticipated Tenant Improvements of 5020 Brandin Court

•	Construction of additional offices on the first floor

•	Construction of a training facility for students, customers and internal employees

•	Construction of a Fitness Center

•	Installation of a new security system and cameras similar to 5070 Brandin Court

•	Installation of signage on the 5020 Building duplicating 5070 Brandin Court

•	Construction of a small lab for a demo room

Exhibit C

EXHIBIT D

Crosshatch of Office Area Alterations Not Required to be Removed

See attached.

Exhibit D